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                                                                     EXHIBIT 4.6

                       REPRESENTATIVE'S WARRANT AGREEMENT

                                     BETWEEN

                           SIGHT RESOURCE CORPORATION

                                       AND

                             COMMONWEALTH ASSOCIATES




                                 ---------------

                          Dated as of _______ __, 1996

                                 ---------------
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             REPRESENTATIVE'S WARRANT AGREEMENT dated as of ________, 1996 between SIGHT RESOURCE CORPORATION, a Delaware corporation (the "Company"), and COMMONWEALTH ASSOCIATES ("Commonwealth").

             The Company proposes to sell to Commonwealth common stock purchase warrants (the "Warrants") to purchase an aggregate of 160,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with a public offering by the Company, pursuant to a registration statement (the "Registration Statement") on Form S-1 (File No. 333-03219) filed by the Company with the Securities and Exchange Commission, of 1,600,000 shares of Common Stock (the "Offering").

             NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Company and Commonwealth hereby agree as follows:

             1. Issuance of Warrants; Form of Warrant; Execution of Warrants. The Company shall issue, sell and deliver the Warrants to Commonwealth or, at Commonwealth's direction, to its bona fide officers or designees, for an aggregate purchase price of $160.00, concurrently with the closing (the "Closing") under the underwriting agreement dated _________, 1996 between the Company and Commonwealth (the "Underwriting Agreement") relating to the Offering. The Warrants, together with the purchase and assignment forms to be printed on the reverse thereof or attached thereto, shall be substantially in the form of Exhibit A attached hereto. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of its present or any future Chairman or President, under its corporate seal affixed or in facsimile, and attested by the manual or facsimile signature of its Secretary or Assistant Secretary.

             2. Registration. The Warrants shall be numbered and shall be registered in a Warrant register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant (the "Holder") as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrants on the part of any other person, and shall not be liable for any registration or transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with such knowledge of such facts that its participation therein amounts to bad faith. The Warrants shall be registered initially in the name of "Commonwealth Associates" in such denominations as Commonwealth may request in writing to the Company; provided, however, that prior to the Closing, Commonwealth may designate that the Warrants be issued in varying amounts directly to its bona fide officers or designees and not to Commonwealth. Such designation will only be made by Commonwealth if it determines such issuances would not violate the interpretation of the Board of Governors of the National Association of Securities Dealers, Inc. (the "NASD") relating to the review of corporate financing arrangements.

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             3.       Transfer of Warrants.

             3.1 The Warrants may not be sold, assigned, transferred, pledged or hypothecated for a period of one year after the effective date of the Registration Statement, except that they may be assigned, in whole or in part, to any successor, officer, employee or partner of Commonwealth or to officers, employees or partners of any such successor or partner. The Warrants shall be transferable only on the books of the Company maintained at its principal executive office (the "Company Office") upon delivery thereof duly indorsed by the Holder or by the Holder's duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Company in its discretion.

             3.2 Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the persons entitled thereto. The Warrants may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person, unless the Holder or Holders thereof shall furnish to the Company evidence of compliance with the Securities Act of 1933 (the "Act") in accordance with the provisions of section 11 of this agreement.

             4.       Exercise of Warrants; Term of Warrants.

             4.1 Each Warrant shall entitle the Holder thereof to purchase from the Company one share of Common Stock at a purchase price of $_____ per share or at such adjusted purchase price as may be established from time to time pursuant to the provisions of section 8 hereof, payable in full at the time of exercise of the Warrant. Except as the context otherwise requires, the term "Exercise Price" as used in this agreement shall mean the purchase price of one share of Common Stock, reflecting all appropriate adjustments made in accordance with section 8 hereof. Each Warrant may be exercised for a four-year period commencing on the first anniversary of the effective date of the Registration Statement. The term "Expiration Date" as used in this agreement shall mean the latest time and date at which the Warrants may be exercised. After the Expiration Date, any unexercised Warrants shall be void and all rights of Holders with respect thereto shall cease.

             4.2 During the period specified in and subject to the provisions of this section 4, Warrants may be exercised by their surrender at the Company Office with the election-to-purchase form set forth on (or attached to) the Warrant duly completed and executed, accompanied by payment in full to the Company of the aggregate Exercise Price in effect at the

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time of the exercise, together with any taxes payable pursuant to section 5 hereof, for each share of Common Stock with respect to which Warrants are being exercised, which amounts shall be paid in full, in United States currency, by a bank cashier's check or money order payable to the order of the Company or by wire transfer to an account designated by the Company. Within five (5) business days after the exercise of any Warrants, the Company shall issue a certificate or certificates for the number of full Shares to which the Holder is entitled, registered in accordance with the instructions set forth in the election to purchase, together with cash as provided in section 9 of this agreement payable in respect of fractional shares. All Shares shall be duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights, and free from all taxes, liens, and charges. Certificates representing such Shares shall be delivered by the Company in such names and denominations as are required for delivery to, or in accordance with the instructions of, the Holder.

             4.3 Each person in whose name any such certificate for Shares is issued shall for all purposes be deemed to have become the holder of record of the Shares represented thereby on the date upon which such Warrants were surrendered for exercise, accompanied by payment of the Exercise Price as aforesaid, irrespective of the date of issuance or delivery of such certificate for Shares; provided, however, that if, at the date of the surrender of such Warrants and payment of the Exercise Price, the transfer books for the Common Stock or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the Shares or for shares of such other class of stock in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Date) and, until such date, the Company shall be under no duty to deliver any certificate for such Shares or for shares of such other class of stock; provided further, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty (20) days.

             4.4 The Warrants shall be exercisable, at the election of the Holders thereof, in full or from time to time in part and, in the event that less than all of the surrendered Warrants are exercised, the Company shall execute and mail, by first-class mail, within thirty (30) days of the date upon which the Warrants were exercised, to the Holder of such Warrants or such other person as shall be designated in the election to purchase, a new Warrant representing the number of full Warrants not exercised. In no event shall a fraction of a Warrant be exercised, and the Company shall distribute no fractions of Warrants under this or any other section of this agreement.

             5. Payment of Taxes. The Company shall promptly pay all documentary stamp taxes attributable to the issuance of Shares upon the exercise of any Warrants, but any transfer taxes that may be payable in connection with the issuance of Warrants or certificates for Shares in any name other than that of the Holder of the Warrant surrendered shall be paid by such Holder.

             6. Mutilated or Missing Warrants. In case any of the Warrants shall be mutilated, lost, stolen, or destroyed, the Company shall issue and deliver in exchange and substitution for

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and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the lost, stolen, or destroyed Warrant, a new Warrant of like tenor and representing an equivalent right or interest; but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

             7. Reservation of Shares. The Company shall at all times reserve and keep available for issuance upon the exercise of Warrants a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants. American Stock Transfer & Trust Company, the transfer agent for the Company's Common Stock (the "Transfer Agent"), and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of Warrants, shall be irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company will keep a copy of this agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of Warrants. The Company shall supply the Transfer Agent (and any such subsequent transfer agent) with duly executed stock certificates for such purpose and will provide or otherwise make available any cash that may be payable as provided in section 9 hereof. All Warrants surrendered upon the exercise thereof shall be canceled and such canceled Warrants shall constitute sufficient evidence of the number of shares of Common Stock (or other shares of capital stock) that have been issued upon the exercise of the Warrants. After the Expiration Date, no shares shall be subject to reservation in respect of any unexercised Warrants.

             8.        Adjustments.

             8.1 Adjustment of Number of Shares. The number of shares of Common Stock that the holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying:

                      (a) the number of shares of Common Stock that would
             otherwise (but for the provisions of this section 8) be issuable upon such exercise, as designated by the holder hereof pursuant to section 4; by

                      (b) a fraction of which the numerator is $_____ and the
             denominator is the Exercise Price in effect on the date of such exercise;

provided, however no adjustment pursuant to this section 8 shall occur as a result of (i) shares of Common Stock issued pursuant to the Underwriting Agreement (including the over-allotment shares referred to therein), and (ii) up to ________ shares of Common Stock issued upon the exercise of options granted pursuant to the Company's 1992 Employee, Director and Consultant Stock Option Plan (collectively, the "Excluded Issuances").

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             8.2      Adjustment of Exercise Price.

             8.2.1 Initial Exercise Price. The Exercise Price, which initially will be $_____, shall be adjusted and readjusted from time to time as provided in this section 8 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this section 8; provided, however there shall be no adjustment of the Exercise Price due to the Excluded Issuances.

             8.2.2 Issuance of Additional Shares of Common Stock. In case the Company, at any time or from time to time after ________, 1996 (the "Effective Date"), shall issue or sell Additional Shares of Common Stock (as defined below), including Additional Shares of Common Stock deemed to be issued pursuant to section 8.3 or section 8.4, without consideration or for a consideration per share less than either the Exercise Price or the Fair Market Value (as defined below) of the shares of Common Stock outstanding immediately prior to such issue or sale, then, and in each such case, the Exercise Price shall be reduced, subject to section 8.8, concurrently with such issue or sale, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction of which

                      (a) the numerator shall be (i) the number of shares of
             Common Stock outstanding immediately prior to such issue or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued or sold would purchase at the lesser of such Exercise Price or Fair Market Value immediately prior to such issue or sale, and

                      (b) the denominator shall be the number of shares of
             Common Stock outstanding immediately after such issue or sale.

For the purposes of this section 8.2.2, (x) immediately after any Additional Shares of Common Stock shall be deemed to be issued pursuant to section 8.3 or section 8.4, such Additional Shares shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding. "Additional Shares of Common Stock" shall mean all shares (including treasury shares) of Common Stock issued or sold (or pursuant to sections 8.3 or 8.4, deemed to be issued) by the Company after the Effective Date hereof, whether or not subsequently reacquired or retired by the Company, other than shares of Common Stock issued upon the exercise of the Warrants. "Fair Market Value", with respect to shares of Common Stock outstanding at any time shall be determined as follows:

                      (a) If a public market exists for the Common Stock, the
             Fair Market Value of the Common Stock shall be (i) the closing price of the Common Stock on the Business Day prior to such issuance on the National Market System of the National Association of Securities Dealers Automated Quotations System ("NASDAQ") or on the principal national securities exchange on which the Common Stock is at the time

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             traded or (ii) if there is not such a sale on such day or if the
             Common Stock is not at that time traded on the National Market System of the NASDAQ or on a national securities exchange, the average of the lowest closing bid and highest closing asked prices on such day as reported by the National Association of Securities Dealers (or any successor organization); or

                      (b) If a public market for the Common Stock does not
             exist, the Fair Market Value of the Common Stock shall be determined in good faith by the Board of Directors promptly after the issuance of any Additional Shares of Common Stock or the occurrence of any other event or the existence of any other circumstance as a result of which the Fair Market Value of the Common Stock would be required for any provision of this agreement and the Company shall promptly deliver to each Holder a certificate of the Secretary of the Company setting forth the amount of the Fair Market Value of the Common Stock and certifying that the amount was determined by the Board of Directors of the Company. If any Holder disagrees with the Fair Market Value set forth in that certificate, such Holder may, together with any other Holders who so disagree, engage an independent investment bank or firm of independent public accountants to act as appraiser, the expense of which shall be shared equally by such Holder or Holders, to determine the Fair Market Value of the Common Stock, and such Holder shall deliver such appraisal to the Company within 30 days after the date of delivery of the certificates referenced to above. Within five days after delivery to the Company of such appraisal, the appraiser engaged by the Holder and a person designated by the Board (the expense of which shall be borne by the Company) shall meet in order to resolve any questions or differences with respect to the Fair Market Value of the Common Stock. If such persons agree on a Fair Market Value of the Common Stock, such Fair Market Value shall be the Fair Market Value. If no such agreement is reached, the Fair Market Value shall be determined within ten days after such meeting by an appraiser who shall be selected by the appraiser engaged by the Holder and the person designated by the Board (or, if they do not agree on an appraiser within ten days, another independent investment bank or firm of independent public accountants to act as appraiser selected by the American Arbitration Association), the expense of which shall be shared equally by such Holder or Holders, on the one hand, and the Company, on the other hand, and the determination of that third appraiser shall be conclusive and binding on both the Company and the Holders. In determining the Fair Market Value of any share of Common Stock, all Warrants shall be treated as if they had been exercised for the number of shares of Common Stock issuable upon their exercise, and the Fair Market Value of any Warrant shall be equal to the Fair Market Value of the Shares of Common Stock issuable upon the exercise of such Warrant less the exercise price of such Warrant.

             8.2.3 Dividends and Distributions. In case the Company at any time or from time to time after the Effective Date shall declare, order, pay or make a dividend or other distribution on Common Stock (including, without limitation, any distribution of stock or other securities,

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property or options by way of dividend, spin-off, reclassification, corporate rearrangement, and any redemption or acquisition of stock or options or other securities), then, and in each such case, the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or other distribution shall be reduced, subject to section 8.8, effective as of the close of business on such record date, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction of which

                      (a) the numerator shall be the Exercise Price in effect
             immediately prior to the close of business on such record date minus the value of such dividends or other distributions (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock, and

                      (b) the denominator shall be such Exercise Price in effect immediately prior to the close of business on such record date;

provided, however, that no such reduction shall be made pursuant to this section
8.2.3 for a dividend payable in Additional Shares of Common Stock or in Options (as defined below) for Common Stock, or a dividend payable in cash or other property and declared out of the earned surplus (i.e., retained earnings, when and if the Company has any) of the Company (excluding any portion thereof resulting from a reevaluation of property). For purposes of the foregoing, a dividend payable other than in cash shall be considered payable out of earned surplus only to the extent that such earned surplus is charged an amount equal to the fair value of such dividend at the time of declaration as determined in good faith by the Board of Directors of the Company. "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities. "Convertible Securities" shall mean any shares (other than Common Stock), evidences of indebtedness or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

             8.3 Treatment of Options and Convertible Securities. In case the Company, at any time or from time to time after the Effective Date shall issue, sell, grant or assume, or fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities shall be deemed to be issued for purposes of section 8.2.2 as of the time of such issue, sale, grant or assumption, or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that such Additional Shares of Common Stock shall not be deemed to be issued if the consideration per share of such shares, as determined pursuant to section 8.5, would be equal to or greater than the greater of the Exercise Price or the Fair Market Value of the shares of Common Stock on the Business Day (as defined below) on which such Additional Shares of Common Stock shall be deemed to be issued; and provided further, however, that in each such case in which Additional Shares of Common Stock would have been deemed to be issued,

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                      (a) no further Additional Shares of Common Stock shall be
             deemed to be issued upon the subsequent issue or sale of Common Stock or any other securities of the Company pursuant to the exercise of such Options or the conversion or exchange of such Convertible Securities;

                      (b) if such Options or Convertible Securities by their
             terms shall provide in any manner for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Exercise Price computed upon the original issue, sale, grant or assumption of such Options or Convertible Securities (or upon the fixing of the record date with respect thereto), and any subsequent adjustments in such Exercise Price, shall, upon any such increase in consideration or decrease in the number of Additional Shares of Common Stock issuable becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, as are outstanding at the time such increase or decrease becomes effective;

                      (c) upon the expiration of any such Options or of the
             rights of conversion or exchange under any such Convertible Securities which shall not have been exercised, or upon purchase by the Company and cancellation or retirement of any such Options which shall not have been exercised or of any such Convertible Securities the rights of conversion or exchange under which shall not have been exercised, the Exercise Price computed upon the original issue, sale, grant or assumption of such Options or Convertible Securities (or upon the fixing of the record date with respect thereto), and any subsequent adjustments in such Exercise Price, shall, upon such expiration, cancellation or retirement, be recomputed as if:

                              (i) in the case of Options for Common Stock or of
                      Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received thereupon was

                                       (A) in the case of Options, an amount
                              equal to (x) the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, plus (y) the consideration actually received by the Company upon exercise of any such Options, minus (z) the consideration paid by the Company for any purchase of such Options which were not exercised, or

                                       (B)      in the case of Convertible
                              Securities, an amount equal to (x) the
                              consideration actually received by the Company for the issue,

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                              sale, grant or assumption of all such Convertible
                              Securities (unless theretofore taken into account pursuant to clause (ii) below) which were actually converted or exchanged, plus (y) the consideration actually received by the Company upon such conversion or exchange, minus (z) the consideration paid by the Company for any purchase of such Convertible Securities the rights of conversion or exchange under which were not exercised, and

                              (ii) in the case of Options for Convertible
                      Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was an amount equal to (x) the consideration actually received by the Company for the issue, sale or grant of all such Options, plus (y) the consideration deemed to be received by the Company (pursuant to section 8.5) upon the issue or sale of the Convertible Securities with respect to which such Options were actually exercised, minus (z) the consideration paid by the Company for any purchase of such Options that were not exercised; and

                      (d) no readjustment pursuant to subdivision (b) or (c)
             above shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the adjustment thereof originally made pursuant to the issue, sale, grant or assumption of such Options or Convertible Securities.

             "Business Day" shall mean any day of the year which is not a Saturday, Sunday or a day on which banks are required or authorized to close in the State of New York.

             8.4 Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the Effective Date shall fix a record date for the determination of holders of any class of securities entitled to receive any dividend or other distribution on any class of stock of the Company payable in Common Stock, or shall otherwise effect any subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, then, and in each such case, Additional Shares of Common Stock shall be deemed to be issued (a) in the case of any such dividend or other distribution, immediately after the close of business on such record date, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action shall have become effective.

             8.5 Computation of Consideration.  For the purposes of this section 8:

                      (a) The consideration for any Additional Shares of Common
             Stock actually issued or sold or for the issue, sale, grant or assumption of any Options or Convertible Securities, irrespective of the accounting treatment of such consideration, shall

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
                              (i) insofar as it consists of cash, be computed as
                      the amount of cash actually received by the Company, without deducting any expenses paid or incurred by the Company, or any commissions or compensation paid or concessions or discounts allowed by the Company, to underwriters, dealers or others performing similar services in connection with any such issue or sale,

                              (ii) insofar as it consists of consideration
                      (including securities as defined in the Act) other than cash, be computed as the market value thereof at the time of any such issue, sale, grant or assumption as determined in good faith by the Board of Directors of the Company (which determination shall be evidenced in a certificate delivered promptly to each Holder and which determination shall be subject to the procedures for disagreement as provided in item (b) of the definition of "Fair Market Value" in section 8.2.2), and

                              (iii) insofar as Additional Shares of Common Stock
                      are issued or sold, Options or Convertible Securities are issued, sold, granted or assumed together with other stock or securities or other assets of the Company for a consideration that covers both, be the proportion of such consideration (computed as provided in clauses (i) and (ii) above) allocable to such Additional Shares of Common Stock or Convertible Securities as determined in good faith by the Board of Directors of the Company (which determination shall be evidenced in a certificate delivered promptly to each Holder and which determination shall be subject to the procedures for disagreement as provided in item (b) of the definition of "Fair Market Value" in section 8.2.2).

                      (b) The following shall be deemed to be issued without
             consideration: (i) all Additional Shares of Common Stock, Options or Convertible Securities issued in payment of any dividend or other distribution on any class of stock of the Company, and (ii) all Additional Shares of Common Stock issued to effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock otherwise than by payment of a dividend in Common Stock. Additional Shares of Common Stock, Options or Convertible Securities issued to directors, management, employees and related parties shall be deemed to be issued (i) without consideration if not issued for cash or property and (ii) for less than either the Exercise Price or the Fair Market Value to the extent that any cash or the fair value of property, as determined in good faith by the Board of Directors, received for such securities is less than either the Exercise Price or the Fair Market Value of such securities.

                      (c) Additional Shares of Common Stock deemed to have been
             issued for consideration pursuant to section 8.3 shall be deemed to have been issued for a consideration per share determined by dividing

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                              (i) the total amount, if any, actually received by
                      the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of all such Options or the conversion or exchange of all such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of all such Options for Convertible Securities and the conversion or exchange of all such Convertible Securities, in each instance computing such consideration as provided in the foregoing subdivision (a), by

                              (ii) the maximum number of shares of Common Stock
                      (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of such Convertible Securities.

             8.6 Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be increased proportionately.

             8.7 Dilution in Case of Other Securities. In case any Other Securities (as defined below) shall be issued or sold, or shall become subject to issue or sale upon the conversion or exchange of any Common Stock or Other Securities of the Company (or any issuer of Other Securities or any other Person (as defined below) referred to in section 9), or shall become subject to subscription, purchase or other acquisition pursuant to any Options issued, sold, granted or assumed by the Company (or any such other issuer or Person) for a consideration that dilutes, in accordance with the standards established in the other provisions of this section 8 or otherwise, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this section 8 with respect to the Exercise Price shall be made and applied as nearly as possible in the manner so provided, to determine the amount of Other Securities that the holder of this Warrant shall be entitled to receive upon the exercise of this Warrant, in order to protect such holder against such dilution of purchase rights. "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof. "Other Securities" shall mean any stock (other than Common Stock) of the Company or of any other Person that the Holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or that at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 9 or otherwise.

             8.8 Minimum Adjustment of Exercise Price. If the amount of any adjustment of the Exercise Price required pursuant to this section 8 would be less than $0.10, such amount shall be carried forward, and adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment that, together with such amount and any other amount or amounts so carried forward, shall aggregate at least $0.10.

             9. Consolidation, Merger, Sale of Assets, Reorganization, etc. General Provisions.

             9.1 In case the Company, after the Effective Date, (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, Common Stock or Other Securities shall be changed into or exchanged for cash, stock or other securities of any other Person or any other property, or (c) shall transfer, directly or indirectly through transactions involving any of or all its subsidiaries, all or substantially all its properties and assets to any other Person or (d) shall effect a capital reorganization or reclassification of Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Exercise Price is provided in section 8.2.2 or section 8.2.3), then, and in the case of each such transaction, the Company shall make proper provision such that, upon the terms and in the manner provided in section 8, the holder of this Warrant, upon the exercise hereof at any time after the consummation of each such transaction, shall be entitled to receive, at the Exercise Price in effect immediately prior to such consummation, in lieu of the Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder upon such consummation if such holder had exercised this Warrant immediately prior thereto, subject to adjustments subsequent to such consummation as nearly equivalent as possible to the adjustments provided for in section 8 and this section 9; provided, however, that if prior to the consummation of such transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, and if the holder of this Warrant, by written notice to the Company (in compliance with section 15) signed on or before the date immediately preceding the date of expiration of such purchase, tender or exchange offer, declares an intention to exercise this Warrant in whole or in part, such holder shall be entitled, upon consummation of such offer, to receive upon exercise the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such holder had exercised this Warrant prior to the expiration of such purchase, tender or exchange offer, and if all shares of Common Stock which such holder would have owned as a result of such exercise had been purchased pursuant to such purchase, tender or exchange offer, subject to adjustments from and after the consummation of such purchase, tender or exchange offer as nearly equivalent as possible to the adjustments provided for in section 8.

             9.2 Assumption of Obligations. Notwithstanding anything contained in this agreement to the contrary, the Company shall not effect any of the transactions described in subdivisions (a) through (d) of section 9.1 unless, prior to the consummation thereof, each Person (other than the Company) that may be required to deliver any cash, stock or other securities or other property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to the holder of the Warrants, and reasonably satisfactory to Commonwealth or holders of a majority-in-interest of the Warrants (a) the obligations of the Company under this agreement and the Warrants (and if the Company shall survive the consummation of any such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this agreement and the Warrants) and (b) the obligation to deliver to such holder such cash, stock or other securities or other property as such holder may be entitled to receive in accordance with the provisions of this section 9.

             9.3 Other Dilutive Events. The Board of Directors of the Company shall have an ongoing obligation to determine in good faith whether any event has occurred as to which the provisions of section 8 shall not be strictly applicable, but with respect to which the failure to make any adjustment to the Exercise Price would not fairly protect the purchase rights represented by this Warrant in accordance with the intent and principles of that section. In each case in which such determination shall be made, the Company shall appoint a firm of independent public accountants reasonably acceptable to Commonwealth or a majority-in-interest of the Warrants, which shall give its opinion upon the adjustments, if any, consistent with the intent and principles established in sections 8 and 9, necessary to preserve without dilution the purchase rights represented by this agreement and the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of the Warrants and shall make the adjustments described therein.

             9.4 No Dilution or Impairment. The Company shall not, by amendment of its certificate of incorporation or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue, sale, grant or assumption of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this agreement or the Warrants, but will at all times, whether or not requested to do so, in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company

                      (a) shall take all such action as may be necessary or
             appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of all Warrants from time to time outstanding, and

                      (b) shall not take any action that results in any
             adjustment of the Exercise Price if the total number of shares of Common Stock (or Other Securities) issuable after such action upon the exercise of all Warrants from time to time outstanding would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

             9.5 Notice, Evidence of Adjustments. Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Warrant to be mailed to the Holders, at their last addresses appearing in the Warrant register, and shall cause a certified copy thereof to be mailed to the Transfer Agent. The Company shall retain a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by section 8, and a certificate signed by such firm shall accompany said notice and shall be conclusive evidence of the correctness of such adjustment.

             10. Fractional Interests. The Company shall not be required to issue fractions of shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of Shares that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Shares purchasable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this section 10, be issuable on the exercise of any Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Exercise Price then in effect on the date of exercise.

             11. Restrictions on Dispositions. The Shares have not been registered under the Act. Commonwealth represents and warrants to the Company that it understands that (a) the Shares may not be transferred except pursuant to (i) an effective registration statement under the Act relating thereto, or
(ii) any available exemption from registration under the Act permitting such disposition of securities and an opinion of counsel, reasonably satisfactory to counsel for the Company, that an exemption from such registration is available and (b) the Warrants may not be transferred except in accordance with the provisions of section 3, pursuant to an effective registration statement under the Act relating thereto or pursuant to any available exemption from registration under the Act permitting such disposition of securities and an opinion of counsel, reasonably satisfactory to counsel for the Company, that an exemption from such registration is available.

             12. Certificates to Bear Legends. The Warrants shall be subject to a stop-transfer order and the certificate or certificates therefor shall bear the following legend:

NEITHER THE WARRANTS NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD OR TRANSFERRED PRIOR TO ________, 1997 (SUBJECT TO CERTAIN LIMITED EXCEPTIONS), SUCH SECURITIES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT RELATING THERETO, OR (ii) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE, AND THE WARRANTS MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 3 OF THE WARRANT AGREEMENT DATED THIS DATE BETWEEN SIGHT RESOURCE CORPORATION AND COMMONWEALTH ASSOCIATES PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT RELATING THERETO OR PURSUANT TO ANY AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT PERMITTING SUCH DISPOSITION OF SECURITIES AND AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

             The Shares or other securities issued upon exercise of the Warrants shall be subject to a stop-transfer order and the certificate or certificates evidencing any such Shares or securities shall bear a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT RELATING THERETO, OR (ii) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES AND AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

             13.      Registration Rights.

             13.1 Demand Registration Rights. Upon written request of the then Holder(s) of at least a majority of the Warrants, including Shares, if issued, made at any time within the period commencing one (1) year and ending five (5) years after the effective date of the Registration Statement, the Company shall file within a reasonable period of time and, in any event, within forty-five
(45) days after receipt of such written request, at its sole expense, on no more than one occasion, a registration statement under the Act registering the Warrants and/or Shares for sale to the public. Within 15 days after receiving any such notice, the Company shall give notice to the other Holders of the Warrants and/or Shares advising that the Company is proceeding with such registration statement, and offering to include therein the Warrants and/or Shares of such other Holders. The Company shall not be obligated to so include the Warrants and/or Shares of any such other Holder unless such other Holder shall accept such offer by notice in writing to the Company within ten (10) days after receipt of such notice from the Company. Without the consent of each Holder who elects to include Warrants and/or Shares in such registration (which consent may be unreasonably withheld), no other securities of the Company shall be entitled to participate in such registration. The Company shall use its best efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to file and cause to become effective such registration statement as promptly as practicable and for a period of one (1) year thereafter to reflect in the registration statement financial statements that are prepared in accordance with section 10(a)(3) of the Act and any facts or events arising that, individually or in the aggregate, represent a fundamental and/or material change in the information set forth in the registration statement to enable any Holders of Warrants to exercise Warrants and/or sell the underlying Shares during said one-year period. If any registration pursuant to this section 13.1 is an underwritten offering, the Company will select an underwriter (or managing underwriter if such offering should be syndicated) approved by the Holders of a majority of the Warrants and/or Shares to be included in such registration, such approval not to be unreasonably withheld.

             13.2 Piggyback Registration Rights. If, at any time within the period commencing on the effective date of the Registration Statement and ending seven (7) years thereafter, it proposes to register any class of security under the Act in a primary registration on behalf of the Company and/or in a secondary registration on behalf of holders of such securities and the registration form to be used may be used for registration of the Warrants and/or Shares underlying the Warrants, the Company will give prompt written notice (which, in the case of a registration pursuant to the exercise of demand registration rights other than those provided in section 13.1 above, shall be within ten (10) business days after the Company's receipt of notice of such exercise and, in any event, shall be at least thirty (30) days prior to such filing) to the Holders of Warrants and/or Shares (regardless of whether some of the Holders shall have theretofore availed themselves of the right provided in section 13.1 above) at the address(es) appearing on the records of the Company of its intention to effect a registration and will offer to include in such registration such number of Warrants and/or Shares with respect to which the Company has received written requests for inclusion therein within ten (10) days after receipt of such notice from the Company. All registrations requested pursuant to this section 13.2 are referred to herein as "Piggyback Registrations". This section 13.2 is not applicable to any Registration Statement to be filed by the Company on Forms S-4 or S-8 or any successor forms.

             Notwithstanding the foregoing, if the managing underwriter of the offering being registered shall determine in good faith and advise the Company in writing that the distribution of the Warrants and/or Shares requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company, then the Holders of such Warrants and/or Shares shall delay their offering and sale for such period ending on (a) the earlier of (i) ninety (90) days following the effective date of the Company's registration statement and (ii) the day upon which the underwriting syndicate, if any, for such offering shall have been disbanded or, (b) such date as the Company, the managing underwriter and Holders of Warrants and/or Shares shall otherwise agree. In the event of such delay, the Company shall file such supplements or post-effective amendments and take any such other steps as may be necessary to permit such Holders to make their proposed offering and sale for a period of one hundred eighty (180) days immediately following the end of such period of delay. If any party disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

             13.3 Other Registration Rights. In addition to the rights above provided, the Company will cooperate with the then-Holders of the Warrants and/or Shares in preparing and signing any registration statement or notification on Form 1-A, in addition to the registration statements and notifications discussed above, required in order to sell or transfer the aforesaid Shares and will supply all information required therefor, but such additional registration statement or notification shall be at the then-Holders' cost and expense unless the Company elects to register or qualify additional shares of the Common Stock, in which case the cost and expense of such registration statement or notification will be pro rated between the Company and the Holders according to the aggregate sales price of the securities being issued. Notwithstanding the foregoing, the Company will not be required to file a registration statement or notification on Form 1-A pursuant to this section 13 at a time when the audited financial statements required to be included therein are not available, which time shall be deemed to be the period commencing 45 days prior to the end of a fiscal year of the Company and ending 90 days after the end of such fiscal year.

             13.4 Action to be Taken by the Company. In connection with the registration of Warrants and/or Shares in accordance with sections 13.1, 13.2 or 13.3, the Company shall:

                      (a) Bear the expenses of any registration under section
             13.1 or section 13.2, including but not limited to legal, accounting and printing fees, provided, however, that in no event shall the Company be obligated to pay (A) any fees and disbursements of legal counsel retained by Holders of Warrants and/or Shares, or (B) any underwriters' discount or commission payable in respect of such Warrants and/or Shares, payment of which shall, in each case, be the sole responsibility of the Holders of the Warrants and/or Shares;

                      (b) Use its best efforts to register or qualify the
             Warrants and/or Shares for offer or sale under state securities or blue sky laws of such jurisdictions in which the participating Holders propose to offer Warrants and/or Shares, and to do any and all other acts and things that may be necessary or advisable to enable the Holders to consummate the proposed sale, transfer or other disposition of such securities in any jurisdiction; and

                      (c) Enter into a cross-indemnity agreement, in customary
             form, with each underwriter, if any, and each Holder of securities included in such Registration Statement provided that, if so requested by the underwriter, such holders shall provide the underwriters with several indemnity agreements as to information regarding such holders.

             13.5 Information by Holders. Each Holder shall provide, upon reasonable request by the Company, information for inclusion in such Registration Statement as may be required by the applicable rules and regulations of the Act.

             14.      Notices to Holders.

             14.1 Nothing contained in this agreement or in any of the Warrants shall be construed as conferring upon the Holders thereof the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company; provided, however, that in the event that a meeting of stockholders shall be called to consider and take action on a proposal for the voluntary dissolution of the Company, other than in connection with a consolidation, merger, or sale of all, or substantially all, of its property, assets, business and good will as an entirety, then and in that event the Company shall cause a notice thereof to be sent by first-class mail, postage prepaid, at least twenty
(20) days prior to the date fixed as a record date or the date of closing the transfer books in relation to such meeting, to each registered Holder of Warrants at such Holder's address appearing on the Warrant register; but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such voluntary dissolution. If such notice shall have been so given and if such a voluntary dissolution shall be authorized at such meeting or any adjournment thereof, then from and after the date on which such voluntary dissolution shall have been duly authorized by the stockholders, the purchase rights represented by the Warrants and all other rights with respect thereto shall cease and terminate.

             14.2     In the event the Company intends to:

                      (a) make any distribution on or to holders of its Common
             Stock (or other securities that may be purchasable in lieu thereof upon the exercise of Warrants), including, without limitation, any dividend or distribution from earned surplus, any dividend or distribution of stock, assets or evidences of indebtedness, any distribution to be made in connection with a consolidation or merger in which the Company is the surviving corporation or any distribution of shares of stock of any corporation at least a majority of whose outstanding stock is owned by the Company,

                      (b) issue subscription rights or warrants to holders of its Common Stock,

                      (c) issue shares of its Common Stock (excluding shares issued in any of the transactions described in section 8 above) for a consideration per share less than the

             Fair Market Value on the date the Company fixes the offering price of such additional shares or

                      (d) issue any securities convertible into or exchangeable
             for its Common Stock for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities (determined as provided below) less than the then Fair Market Value or less than the Exercise Price in effect immediately prior to the issuance of such securities, then the Company shall cause a notice of its intention to make such distribution or issuance to be sent by first-class mail, postage prepaid, at least twenty
(20) days prior to the date fixed as a record date or the date of closing the transfer books in relation to such distribution, to each registered Holder of Warrants at such Holder's address appearing on the Warrant register, but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such distribution or issuance. All computations for purposes of this section 14 shall be made in accordance with the provisions of section 8 hereof.

             15. Notices. Any notice or demand required by this agreement to be given or made by the Holder to or on the Company shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, or by facsimile transmission addressed as follows:

                      SIGHT RESOURCE CORPORATION
                      67 South Bedford Street
                      Burlington, Massachusetts 01803
                      Facsimile No. (617) 229-1155
                      Attention: William G. McLendon

Any notice or demand required by this agreement to be given or made by the Company to or on the Holder of any Warrant shall be sufficiently given or made, whether or not such Holder receives the notice, if sent by first-class or registered mail, postage prepaid, addressed to such Holder at his last address as shown on the books of the Company.

             16. Governing Law. The validity, interpretation and performance of this agreement, of each Warrant issued hereunder and of the respective terms and provisions thereof shall be governed by the law of the state of New York.

             17. Counterparts. This agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

                                       SIGHT RESOURCE CORPORATION

                                       By:
                                            -----------------------------------
                                                Name:   William G. McLendon
                                                Title:  President

                                       COMMONWEALTH ASSOCIATES

                                       By:
                                            -----------------------------------
                                                Name:   Andres V. Bello
                                                Title:  Managing Director

                                   EXHIBIT A

                         (Form of Warrant Certificate)

NEITHER THE WARRANTS NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD OR TRANSFERRED PRIOR TO __________, 1997 (SUBJECT TO CERTAIN LIMITED EXCEPTIONS), SUCH SECURITIES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT RELATING THERETO, OR (ii) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE AND THE WARRANTS MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 3 OF THE WARRANT AGREEMENT DATED THIS DATE BETWEEN SIGHT RESOURCE CORPORATION AND COMMONWEALTH ASSOCIATES, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT RELATING THERETO OR PURSUANT TO ANY AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT PERMITTING SUCH DISPOSITION OF SECURITIES AND AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

No. __________                                               __________ Warrants

                    VOID AFTER 5:00 P.M. NEW YORK CITY TIME

                               On _________, 2001

                           SIGHT RESOURCE CORPORATION

                              Warrant Certificate

             THIS CERTIFIES THAT for value received COMMONWEALTH ASSOCIATES, or registered assigns, is the registered holder of the number of Warrants set forth above, each of which entitles the owner thereof to purchase at any time from __________, 1997 until 5:00 p.m., New York City time on __________, 2001 (the
"Expiration Date"), one fully paid and nonassessable share of the common stock, par value $.01 per share (the "Common Stock"), of Sight Resource Corporation, a Delaware corporation (the "Company"), at a purchase price per share (the "Exercise Price") initially equal to $____ upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed. The number of Warrants evidenced by this Warrant Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of the date of original issuance of the Warrants, based on the shares of Common Stock of the Company as constituted at such date. As provided in the Warrant Agreement referred to below, the Exercise Price and the number or kind of shares that may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

             This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of an agreement dated as of __________, 1996 (the "Warrant Agreement") between the Company and Commonwealth Associates, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, duties and immunities hereunder of the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company.

             This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such holder to purchase. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

             No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

             No holder of this Warrant Certificate shall be entitled to vote or to receive dividends or to consent or to receive notice as a stockholder at the meetings of stockholders for the election of directors of the Company or any other matter, or to any rights whatsoever as stockholder of the Company, except as provided in the Warrant Agreement, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised and the shares of Common Stock shall have become deliverable as provided in the Warrant Agreement.

             If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other class of stock purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening of said transfer books.

             IN WITNESS WHEREOF, Sight Resource Corporation has caused the signature (or facsimile signature) of its President and Secretary to be printed hereon and its corporate seal (or facsimile) to be printed hereon.

Dated: ________ __, 1996

                                       SIGHT RESOURCE CORPORATION

                                       By:
                                           ----------------------------------
                                                William G. McLendon

[Corporate Seal]

Attest:

- -----------------------------
Alan MacDonald, Secretary

FORM OF
ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificates).

TO SIGHT RESOURCE CORPORATION:

             FOR VALUE RECEIVED ______________________ hereby sells, assigns and transfers unto _______________ this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

DATED:                  ,

                      Signature _________________________

Signature Guaranteed:

NOTICE

             The signature of the foregoing assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF
ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Warrant Certificate).

TO SIGHT RESOURCE CORPORATION:

             The undersigned hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

Please insert social security or other
             identifying number

- -----------------------
- -----------------------

- -------------------------------
(Please print name and address)

If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

Please insert social security or other
             identifying number

- -----------------------
- -----------------------

- -------------------------------
(Please print name and address)

Dated:                    ,

- ------------------------------
Signature

(Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate)
Signature Guaranteed: